Exhibit 99.1

News Release

For information contact: Lisa Schultz Chief Communications Officer CNL Financial Group (407) 650-1223

CNL LIFESTYLE PROPERTIES ANNOUNCES THIRD QUARTER 2012 RESULTS

(ORLANDO, Fla.) November 16, 2012 — CNL Lifestyle Properties, Inc., a real estate investment trust (“we,” “our” or “us”), today announced its operating results for the quarter ended September 30, 2012. As of November 14, 2012, we owned a portfolio of 177 lifestyle properties, 73 of which are wholly-owned and run by operators under long-term, triple-net leases with a weighted average lease rate of 8.5 percent, 53 of which are managed by independent operators, one of which is held for development and 50 of which are owned through unconsolidated joint venture arrangements. Of our joint venture investments, 14 are leased and 36 are managed by independent operators. Diversification by asset class based on initial purchase price is 32.5 percent senior housing, 18.7 percent ski and mountain lifestyle, 15.6 percent golf, 13.4 percent attractions, 5.1 percent marinas and 14.7 percent in additional lifestyle properties, including lodging.

Financial Highlights

The following table presents selected comparable financial data through September 30, 2012 (in millions except ratios and per share data):

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	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Total revenues	$176.0	$154.5	$386.8	$342.3
Total expenses	136.4	126.5	362.4	321.1
Net income (loss)	23.6	(1.2)	(21.1)	(37.6)
Net income (loss) per share	0.08	-	(0.07)	(0.12)
FFO	75.0	51.3	107.8	86.4
FFO per share	0.24	0.17	0.35	0.29
MFFO	73.5	54.3	104.8	93.5
MFFO per share	0.23	0.18	0.34	0.31
Adjusted EBITDA	78.0	68.1	146.2	122.4
Cash flow from operating activities			82.8	92.9

As of September 30, 2012:
Total assets			$2,983.6
Total debt			1,092.7
Leverage ratio			36.6% *

* 43.5% including our share of unconsolidated assets and debts

See detailed financial information and full reconciliation of Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which are non Generally Accepted Accounting Principle (“GAAP”) measures, below.

The Company had net income for the quarter ended September 30, 2012 as compared to a net loss for the same period in 2011. The change was primarily attributable to (i) an increase in rental income from leased properties and net operating income from managed properties of approximately $6.5 million related to properties acquired during the second half of 2011, (ii) an increase of net operating income from “same-store” managed properties of approximately $5.2 million primarily relating to improved performance at our attractions and additional lifestyle properties, and (iii) a reduction in loss on lease termination and impairment provision of approximately $21.8 million including approximately $13.2 million that was recorded as a component of discontinued operations; offset in part, by (i) a reduction in rental income of approximately $3.6 million related to the 32 golf facilities as a result of lease modification as well as lower net operating income in 2012 versus rental income in 2011 from the nine properties that were recently converted from a leased to managed structure and (ii) an increase in bad debt expense, asset management fees, general and administrative expense and interest expense and loan cost amortization of approximately $5.5 million.

The decrease in net loss and loss per share for the nine months ended September 30, 2012 as compared to the same period in 2011 was primarily attributable to (i) an increase in rental income from leased properties and net operating income from managed properties of approximately $15.4 million related to properties acquired during the second half of 2011, (ii) an increase of net operating income from “same-store” managed properties of approximately $5.1 million primarily relating to an increase in visitation and spending at our attractions properties, and (iii) a reduction in loss on lease termination and impairment provision of approximately $18.9 million including approximately $12.6 million that was recorded as a component of discontinued operations; offset in part, by (i) a reduction in rental income of approximately $8.7 million related to the 32 golf facilities as a result of lease modification as well as lower net operating income in 2012 versus rental income in 2011 from the nine properties that were recently converted from a leased to managed structure and (ii) an increase in bad debt expense, asset management fees and interest expense and loan cost amortization of approximately $14.9 million.

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Total FFO and FFO per share was approximately $75.0 million or $0.24 for the quarter ended September 30, 2012 as compared to approximately $51.3 million or $0.17 for the same period in 2011. The increase in FFO and FFO per share were attributable to (i) an increase in rental income from leased properties and net operating income from managed properties of approximately $6.5 million related to properties acquired during the second half of 2011, (ii) an increase in net operating income from “same-store” managed properties of approximately $5.2 million primarily relating to improved performance at our attractions and additional lifestyle properties, (iii) an increase in FFO contribution from unconsolidated entities of approximately $11.0 million, (iv) a reduction in loss on lease termination of approximately $5.3 million, and (v) a reduction in acquisition fees and costs of approximately $2.2 million; offset in part by, an increase in asset management fees, general and administrative expense, ground lease and permit fees, bad debt expense and interest expense and loan cost amortization of approximately $6.0 million.

Total FFO and FFO per share was approximately $107.8 million or $0.35 for the nine months ended September 30, 2012 as compared to approximately $86.4 million or $0.29 for the same period in 2011. The increase in FFO and FFO per share were attributable to (i) an increase in rental income from leased properties and net operating income from managed properties of approximately $15.4 million related to properties acquired the second half of 2011, (ii) an increase in net operating income from “same-store” managed properties of approximately $5.1 million primarily relating to an increase in visitation and spending at our attractions properties, (iii) an increase in FFO contribution from unconsolidated entities of approximately $12.6 million, (iv) a reduction in acquisition fees and costs of approximately $6.3 million, and (v) a reduction in interest and other income (expense) of approximately $2.1 million primarily due to the write-off of unamortized loan costs in 2011 as a result of prepaying existing debt with more favorable financing; offset in part, by (i) a reduction in rental income of approximately $5.8 million related to the 32 golf facilities as a result of a lease restructure and (ii) an increase in bad debt, interest expense and loan cost amortization and general and administrative expenses of approximately $15.2 million.

Total MFFO and MFFO per share was approximately $73.5 million or $0.23 for the quarter ended September 30, 2012 as compared to approximately $54.3 million or $0.18 for the same period in 2011. The increase in MFFO and MFFO per share were principally due to (i) an increase in rental income from leased properties (excluding straight-line adjustments for rental income) and net operating income from managed properties of approximately $7.0 million related to properties acquired during the second half of 2011, (ii) an increase in net operating income from “same-store” managed properties of approximately $5.2 million primarily relating to improved performance at our attractions and additional lifestyle properties, and (iii) an increase in MFFO contribution from unconsolidated entities of approximately $10.5 million; offset by, an increase in interest expense and loan costs amortization, asset management fees and general and administrative expense of approximately $4.3 million.

Total MFFO and MFFO per share was approximately $104.8 million or $0.34 for the nine months ended September 30, 2012 as compared to approximately $93.5 million or $0.31 for the nine months ended September 30, 2011. The increase in MFFO and MFFO per share were principally due to (i) an increase in rental income from leased properties (excluding straight-line adjustments for rental income) and net operating income from managed properties of approximately $15.1 million related to properties acquired during the second half of 2011, (ii) an increase in net operating income from “same-store” managed properties of approximately $5.1 million primarily relating to an increase in visitation and spending at our attractions properties, and (iii) an increase in MFFO contribution from unconsolidated entities of approximately $6.3 million; offset by, (i) an increase in interest expense and loan costs amortization,

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ground lease and permit fees, asset management fees and general and administrative expenses of approximately $15.0 million.

Adjusted EBITDA was approximately $78.0 million for the quarter ended September 30, 2012 as compared to approximately $68.1 million for the quarter ended September 30, 2011. The increase in adjusted EBITDA for the quarter ended September 30, 2012 was primarily attributable to (i) an increase in net cash received of $6.3 million on properties acquired the second half of 2011, (ii) an increase in net operating income from our “same-store” managed properties of $5.2 million, offset by a decrease in distributions received from our unconsolidated entities of approximately $1.5 million due to the timing difference of when distribution is received.

Adjusted EBITDA was approximately $146.2 million for the nine months ended September 30, 2012 as compared to approximately $122.4 million for the nine months ended September 30, 2011. The increase in adjusted EBITDA for the nine months ended September 30, 2012 was primarily attributable to (i) an increase in distributions from unconsolidated entities of approximately $12.2 million primarily from our three senior housing joint ventures, (ii) an increase in net cash received of $15.1 million on properties acquired during the second half of 2011 and (iii) an increase in net operating income from our “same-store” managed properties of $5.1 million primarily relating to an increase in visitation and spending at our attractions properties; offset by an increase in asset management fees and general and administrative expense of approximately $8.0 million.

Portfolio Performance

Although property-level operating results are not necessarily indicative of our consolidated results of operations for properties where we have long-term leases and report rental income and the cash flows we receive from our unconsolidated joint ventures, we believe that the property-level financial and operational performance reported to us by our tenants and operators is useful because it is representative of the changing health of our properties and trends in our portfolio. The following table summarizes the Company’s “same-store” comparable consolidated properties that we have owned during the entirety of both periods presented and have included information for both leased and managed properties. Property-level financial and operational performance from our unconsolidated properties has been excluded because we do not believe it is as relevant and meaningful particularly since we are entitled cash distribution preferences where we receive a stated return on our investment each year ahead of our partners. We have not included performance data on acquisitions during the current periods presented because we did not own those properties during the entirety of both periods (in millions except coverage ratio):

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	Number	Quarter Ended September 30,						TTM
	of	2012		2011		Increase/(Decrease)		Rent
	Properties	Revenue	EBITDA	Revenue	EBITDA	Revenue	EBITDA	Coverage*

Ski and mountain lifestyle	15	$30,642	$(9,835)	$29,601	$(12,692)	3.5%	22.5%	1.19
Golf	49	43,227	9,077	42,733	6,787	1.2%	33.7%	1.69
Attractions	19	102,384	48,897	94,963	45,029	7.8%	8.6%	2.00
Marinas	17	11,914	4,736	12,302	5,024	-3.2%	-5.7%	0.82
Additional lifestyle	7	38,515	9,080	34,433	7,019	11.9%	29.4%	6.04

	107	$226,682	$61,955	$214,032	$51,167	5.9%	21.1%	1.32

	Number	Nine Months Ended September 30,
	of	2012		2011		Increase/(Decrease)
	Properties	Revenue (1)	EBITDA (1)	Revenue (1)	EBITDA (1)	Revenue	EBITDA

Ski and mountain lifestyle	15	$244,814	$60,368	$277,662	$76,685	-11.8%	-21.4%
Golf	49	125,548	29,956	121,108	22,758	3.7%	31.6%
Attractions	19	167,635	47,977	156,039	44,134	7.4%	8.7%
Marinas	17	27,502	10,004	27,321	10,456	0.7%	-4.3%
Additional lifestyle	7	100,801	17,493	92,701	15,964	8.7%	9.6%

	107	$666,300	$165,798	$674,831	$169,997	-1.3%	-2.5%

*As of September 30, 2012 on trailing 12-month (“TTM”) basis for properties subject to lease calculated as property-level EBITDA before recurring capital expenditures divided by base rent.

For the quarter ended September 30, 2012, our tenants and managers reported to us an increase in revenue and property-level EBITDA of 5.9% and 21.1%, respectively, as compared to the same period in the prior year. The increase was primarily attributable to our ski and mountain lifestyle, golf, attractions and additional lifestyle properties. Our ski and mountain lifestyle properties and the Omni Mount Washington Resort have increased their revenue and EBTIDA during the quarter ended September 30, 2012 due to favorable weather during the summer months for concerts, attractions and other events. Our golf properties have begun to see an increase in EBITDA as a result of implementing more focused cost controls leading to improved operating margins. Additionally, in connection with a lease restructure with our largest golf tenant in April 2012, we have made significant capital improvements across our properties with the overall goal of improving profitability by enhancing the customer experience and driving revenue in the form of more rounds of golf, more membership sales, and more social and event catering. Our additional lifestyle properties, which include three waterpark hotels, and our attractions properties, have experienced an increase in visitations. We believe that all of these trends are a result of favorable weather patterns and a general improvement in consumer confidence and spending.

For the nine months ended September 30, 2012, our tenants and managers reported to us a decrease in revenue and property-level EBITDA of 1.3% and 2.5%, respectively, as compared to the same period in the prior year. The decrease in revenue was primarily attributable to a decline in revenues during the winter months from our ski and mountain lifestyle properties and the Omni Mount Washington Resort. Many of these properties experienced unprecedented low levels of natural snowfall for the 2011/2012 ski season. However, we expect them to perform better in the future during more typical snow years. The decrease in revenues and EBITDA from ski and mountain lifestyle properties and the Omni Mount Washington Resort was offset by year over year gains in our summer operating results as described above. Excluding our ski and mountain lifestyle properties and the Omni Mount Washington Resort, our

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tenants and managers reported an overall increase in revenues and EBITDA of 6.8% and 14.2%, respectively. The increase is primarily attributable to our golf, attractions and additional lifestyle properties as described in the preceding paragraph.

When evaluating our senior housing properties’ performance, management reviews operating statistics of the underlying properties, including revenue per occupied unit (“RevPOU”) and occupancy levels. RevPOU, which is defined as total revenue divided by average number of occupied units during a month, is a widely used performance metric within the healthcare sector. This metric assists us to determine the ability of our operators to achieve market rental rates and to obtain revenues from providing healthcare related services. For the quarter and nine months ended September 30, 2012, the managers for our 42 comparable properties reported to us an increase in average occupancy of 3.1% and 0.9%, respectively, and an increase in RevPOU of 3.9% and 4.2%, respectively, as compared to prior periods in 2011. The increase in average occupancy and RevPOU were driven primarily due to strong demands and rate increases at the properties.

Hurricane Impact

In October 2012, Hurricane Sandy caused some damage at two of our marina properties located in Point Pleasant and Brick Township, New Jersey, both of which are leased to a third-party tenant. Our tenant maintains insurance coverage on these properties and is currently in the process of filing an insurance claim. At this time, the total extent of the damages and the amount of the recovery under the tenant’s insurance claim are still being evaluated. As of the date of this filing, the marinas properties are open for limited business and we anticipate that the damage will be repaired prior to the 2013 boating season. All of our other properties have reported limited or no impact from Hurricane Sandy.

Acquisitions

During the nine months ended September 30, 2012, we acquired four senior housing communities located in Georgia, three senior housing communities located in Illinois, one senior housing community located in Nevada and one attractions property located in Florida for approximately $168.7 million.

Distributions

For the quarter and nine months ended September 30, 2012, we declared and paid distributions of approximately $33.3 million ($0.10625 per share) and $130.3 million ($0.41885 per share), respectively. Our Board of Directors will continue to evaluate the level of distributions going forward, which will be based on a variety of factors including current and expected future cash flows from our properties.

Redemptions

During the quarter and nine months ended September 30, 2012, we redeemed approximately $3.0 million and $6.5 million, respectively.

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CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands except per share data)

	September 30, 2012	December 31, 2011
ASSETS

Real estate investment properties, net (including $209,144 and $210,866 related to consolidated variable interest entities, respectively)	$2,176,276	$2,059,288
Investments in unconsolidated entities	298,518	318,158
Mortgages and other notes receivable, net	124,652	124,352
Deferred rent and lease incentives	117,242	94,981
Cash	92,168	162,839
Other assets	66,416	43,453
Restricted cash	45,373	37,877
Intangibles, net	37,766	30,937
Accounts and other receivables, net	23,765	19,201
Assets held for sale	1,401	2,863

Total Assets	$2,983,577	$2,893,949

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including $81,342 and $82,376 related to non-recourse debt of consolidated variable interest entities, respectively)	$623,687	$530,855
Senior notes, net of discount	394,025	393,782
Line of credit	75,000	-
Other liabilities	46,666	32,158
Accounts payable and accrued expenses	41,056	32,174
Security deposits	13,602	13,880
Due to affiliates	947	1,120

Total Liabilities	1,194,983	1,003,969

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	-	-
Excess shares, $.01 par value per share 120 million shares authorized and unissued	-	-
Common stock, $.01 par value per share One billion shares authorized; 333,267 and 328,884 shares issued and 314,842 and 309,215 shares outstanding as of September 30, 2012 and December 31, 2011, respectively	3,148	3,092
Capital in excess of par value	2,792,680	2,743,972
Accumulated deficit	(94,445)	(73,373)
Accumulated distributions	(904,523)	(774,259)
Accumulated other comprehensive loss	(8,266)	(9,452)

Total Stockholders’ Equity	1,788,594	1,889,980

Total Liabilities and Stockholders’ Equity	$2,983,577	$2,893,949

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CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income from operating leases	$38,880	$40,237	$123,040	$128,665
Property operating revenues	133,943	110,997	254,303	203,831
Interest income on mortgages and other notes receivable	3,199	3,244	9,468	9,764

Total revenues	176,022	154,478	386,811	342,260

Expenses:
Property operating expenses	79,106	66,067	190,820	159,558
Asset management fees to advisor	9,102	7,985	26,571	23,296
General and administrative	5,801	4,640	15,154	11,605
Ground lease and permit fees	3,665	3,108	10,801	10,556
Acquisition fees and costs	570	2,766	3,380	9,677
Other operating expenses	1,329	2,581	5,692	5,141
Bad debt expense	1,645	451	4,739	1,057
Loss (recovery) on lease termination	(67)	5,273	3,226	6,306
Impairment provision	-	3,199	-	3,199
Loan loss provision	-	-	1,699	-
Depreciation and amortization	35,245	30,476	100,319	90,699

Total expenses	136,396	126,546	362,401	321,094

Operating income	39,626	27,932	24,410	21,166

Other income (expense):
Interest and other income (expense)	285	(298)	460	(1,596)
Interest expense and loan cost amortization	(18,393)	(16,395)	(51,407)	(43,451)
Equity in earnings (loss) of unconsolidated entities	2,266	926	5,774	(779)

Total other expense	(15,842)	(15,767)	(45,173)	(45,826)

Income (loss) from continuing operations	23,784	12,165	(20,763)	(24,660)
Discontinued operations	(171)	(13,404)	(309)	(12,942)

Net income (loss)	$23,613	$(1,239)	$(21,072)	$(37,602)

Net income (loss) per share of common stock (basic and diluted)
Continuing operations	$0.08	$0.04	$(0.07)	$(0.08)
Discontinued operations	0.00	(0.04)	0.00	(0.04)

Earnings (loss) per share	$0.08	$0.00	$(0.07)	$(0.12)

Weighted average number of shares of common stock outstanding (basic and diluted)	313,250	306,344	311,455	300,387

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Non-GAAP Supplemental Financial Measures

The Company computes its financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, MFFO and Adjusted EBITDA are non-GAAP financial measures, the Company believes FFO, MFFO, and Adjusted EBITDA calculations are helpful to stockholders and are widely recognized measures of real estate investment trust (REIT) operating performance. Pursuant to the requirements of Regulation G, the Company has provided reconciliations to these non-GAAP measures to the most directly comparable GAAP measures.

The Company calculates and reports FFO in accordance with the definitional and interpretive guidelines established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. The Company’s FFO calculation complies with NAREIT’s policy described above. The Company believes that FFO, together with the GAAP measure of net income (loss), provides useful information to investors regarding the Company’s operating performance because it is a measure of the Company’s operations without regard to specific non-cash items, such as depreciation and amortization and asset impairment write-downs.

The Company calculates and reports MFFO in accordance with the Investment Program Association’s (IPA) Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to remove the impact of GAAP straight-line adjustments from rental revenues); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; elimination of adjustments relating to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income (loss); unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company believes that MFFO is useful to investors in evaluating its performance because the exclusion of certain recurring and nonrecurring items described above provide useful supplemental information regarding its ongoing performance, and that MFFO, when combined with the primary GAAP measure of income (loss), is beneficial to a complete understanding of its operating performance.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an

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indication of our performance, as an alternative to cash flows from operations or as an indication of its liquidity, or indicative of funds available to fund our cash needs including its ability to make distributions to our stockholders. Stockholders and investors should not rely on FFO and MFFO as a substitute for any GAAP measure. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and, in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

The Company defines Adjusted EBITDA as net income (loss), less discontinued operations and other income, plus (i) net interest expense, and loan cost amortization and (ii) depreciation and amortization, as further adjusted for the impact of equity in earnings (loss) of our unconsolidated entities, straight-line adjustment for leased properties and mortgages and other rents receivable, cash distributions from unconsolidated entities, and certain other non-recurring items that the Company does not consider indicative of its ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

For additional information, please refer to the Company’s discussion of FFO, MFFO and Adjusted EBITDA included in Management’s Discussion and Analysis of Financial Condition and Results of Operations in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the United States Securities and Exchange Commission on November 14, 2012.

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Funds from Operations and Modified Funds from Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss)	$23,613	$(1,239)	$(21,072)	$(37,602)
Adjustments:
Depreciation and amortization (1)	35,245	30,666	100,319	91,365
Impairment of real estate assets (1)	-	16,691	267	16,691
Gain on sale of real estate investment	(5)	-	(287)	-
Net effect of FFO adjustment from unconsolidated entities (2)	16,151	5,149	28,580	15,934

Total funds from operations	$75,004	$51,267	$107,807	$86,388

Acquisition fees and expenses (3)	$570	$2,766	$3,380	$9,677
Straight-line adjustments for leases and notes receivable (1) (4)	(2,531)	(5,941)	(12,718)	(17,456)
Amortization of above/below market intangible assets and liabilities (1)	196	(3)	207	(1)
Loss from early extinguishment of debt (6)	-	-	4	1,453
Write-off of lease related costs (5)	-	5,355	3,566	6,040
Loan loss provision	-	-	1,699	-
Accretion of discounts/amortization of premiums for debt investments	242	293	641	722
MFFO adjustments from unconsolidated entities: (2)
Acquisition fees and expenses	-	515	-	3,765
Straight-line adjustments for leases and notes receivable	68	59	242	44
Loss on extinguishment of debt (6)	-	-	-	2,266
Interest expense on old loan				603
Amortization of above/below market intangible assets and liabilities	(4)	(12)	(14)	(50)

Modified funds from operations	$73,545	$54,299	$104,814	$93,451

Weighted average number of shares of common stock outstanding (basic and diluted)	313,250	306,344	311,455	300,387

FFO per share (basic and diluted)	$0.24	$0.17	$0.35	$0.29

MFFO per share (basic and diluted)	$0.23	$0.18	$0.34	$0.31

FOOTNOTES:

(1)	Includes amounts related to the properties that are classified as assets held for sale and for which the related results are classified as income (loss) from discontinued operations in the accompanying consolidated statements of operations.

Page 12 /CNL Lifestyle Properties Announces Third Quarter 2012 Results

(2)	This amount represents the Company’s share of the FFO or MFFO adjustments allowable under the NAREIT or IPA definitions, respectively, multiplied by the percentage of income or loss recognized under the hypothetical liquidation book value (“HLBV”) method.
(3)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By adding back acquisition fees and expense, management believes MFFO provides useful supplemental information of its operating performance and will also allow comparability between real estate entities regardless of their level of acquisition activities. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property.
(4)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.
(5)	Management believes that adjusting for write-offs of lease related assets is appropriate because they are non-recurring non-cash adjustments that may not be reflective of our ongoing operating performance.
(6)	Loss (gain) of extinguishment of debt includes legal fees incurred with the transaction, prepayment penalty fees and write-off of unamortized loan costs, as applicable.

Set forth below is a reconciliation of Adjusted EBITDA to net income (loss) (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss)	$23,613	$(1,239)	$(21,072)	$(37,602)
Discontinued operations	171	13,404	309	12,942
Interest and other (income) expense	(285)	298	(464)	1,596
Interest expense and loan cost amortization	18,393	16,395	51,407	43,451
Equity in (earnings) loss of unconsolidated entities (1)	(2,266)	(926)	(5,774)	779
Loss from early extinguishment of debt	-	-	4	1,453
Depreciation and amortization	35,245	30,476	100,319	90,699
Loan loss provision		-	1,699	-
Loss (recovery) on lease terminations	(67)	5,273	3,226	6,306
Impairment provision	-	3,199	-	3,199
Straight-line adjustments for leases and notes receivables (2)	(2,531)	(5,941)	(12,718)	(17,456)
Cash distributions from unconsolidated entities (1)	5,702	7,205	29,241	17,054

Adjusted EBITDA	$77,975	$68,144	$146,177	$122,421

FOOTNOTES:

(1)

Investments in the Company’s unconsolidated joint ventures are accounted for under the HLBV method of accounting. Under this method, the Company recognizes income or loss based on the change in liquidating

Page 13 /CNL Lifestyle Properties Announces Third Quarter 2012 Results

proceeds it would receive from a hypothetical liquidation of its investments based on depreciated book value. The Company adjusts EBITDA for equity in earnings (loss) of its unconsolidated entities because it believes this is not reflective of the joint ventures operations or cash flows available for distributions to the Company. The Company believes cash distributions from its unconsolidated entities, exclusive of any financing transactions, are reflective of its operating performance and its impact to the Company and have been added back to adjusted EBITDA above.
(2)	The Company believes that adjusting for straight-line adjustments for leased properties and mortgages and other notes receivable is appropriate because they are non-cash adjustments.

About CNL Lifestyle Properties

CNL Lifestyle Properties, Inc. is a real estate investment trust that owns a portfolio of 177 properties in the United States and Canada in the lifestyle sectors. Headquartered in Orlando, Fla., CNL Lifestyle Properties specializes in the acquisition of ski and mountain lifestyle, attractions, golf, marinas, senior housing and additional lifestyle properties. For more information, visit www.CNLLifestyleREIT.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL is headquartered in Orlando, Florida.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the U.S. Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; failure to successfully manage growth or integrate acquired properties and operations; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental,

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zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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